Exhibit 1.2
Execution Version
PRICING AGREEMENT
September 21, 2009
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
WELLS FARGO SECURITIES, LLC
RBS SECURITIES INC.
As Representatives of the several
Underwriters named in Schedule I hereto
Ladies and Gentlemen:
          Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 21, 2009 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
          An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
[Signature pages on following pages]

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours, BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:	Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
	Name:	Howard M. Sipzner
	Title:	Executive Vice President and Chief Financial Officer

BRANDYWINE REALTY TRUST
By:	/s/ Howard M. Sipzner
	Name:	Howard M. Sipzner
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Pricing Agreement

BANC OF AMERICA SECURITIES LLC
By:	/s/ Jeffrey Hornatz
	Name:	Jeffrey Hornatz
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn C. Hurley
	Name:	Carolyn C. Hurley
	Title:	Vice President

RBS SECURITIES INC.
By:	/s/ Stewart Whitman
	Name:	Stewart Whitman
	Title:	Managing Director

On behalf of themselves and each of the other several Underwriters
Signature Page to Pricing Agreement

SCHEDULE I

Principal Amount
of Designated Securities
Underwriter	to be Purchased

Banc of America Securities LLC	$54,650,000
J.P. Morgan Securities Inc.	54,650,000
Wells Fargo Securities, LLC	54,650,000
RBS Securities Inc.	27,300,000
BNY Mellon Capital Markets, LLC	6,250,000
Citigroup Global Markets Inc.	6,250,000
Deutsche Bank Securities Inc.	6,250,000
Morgan Keegan & Company, Inc	6,250,000
PNC Capital Markets LLC	6,250,000
TD Securities (USA) LLC	6,250,000
U.S. Bancorp Investments, Inc.	6,250,000
Comerica Securities, Inc.	3,750,000
Commerzbank Capital Markets Corp.	3,750,000
RBC Capital Markets Corporation	3,750,000
SunTrust Robinson Humphrey, Inc.	3,750,000

Total	$250,000,000

S-I-1

SCHEDULE II
ISSUER:
     Brandywine Operating Partnership, L.P.
GUARANTOR:
     Brandywine Realty Trust
TITLE OF DESIGNATED SECURITIES:
     7.500% Notes due 2015
AGGREGATE PRINCIPAL AMOUNT:
     $250,000,000
PRICE TO PUBLIC:
99.412% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 25, 2009
PURCHASE PRICE BY UNDERWRITERS:
98.812% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 25, 2009
FORM OF DESIGNATED SECURITIES:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
     Federal or other same day funds
TIME OF DELIVERY:
     9:30 a.m. (New York City time), September 25, 2009

S-II-1

INDENTURE:
Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee
MATURITY:
     May 15, 2015
INTEREST RATE:
     7.500% per annum
INTEREST PAYMENT DATES:
     May 15 and November 15, beginning on May 15, 2010
INTEREST PAYMENT RECORD DATES:
     May 1 and November 1
REDEMPTION PROVISIONS:
     The Operating Partnership may redeem the notes at any time, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 75 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
SINKING FUND PROVISIONS:
     None.
CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:
     None.
DEFEASANCE PROVISIONS:
     As set forth in the Indenture.

S-II-2

OTHER TERMS AND CONDITIONS:
     None.
CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):
     From date hereof through September 25, 2009.
CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
NAMES AND ADDRESSES OF REPRESENTATIVES:
Banc of America Securities LLC
One Bryant Park
NY1-100-18-03
New York, New York 10036
Attention: High Grade Transaction Management/Legal
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288
Attention: Transaction Management Department
RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
UNDERWRITERS’ COUNSEL:
     Simpson Thacher & Bartlett LLP
LIST OF FREE WRITING PROSPECTUSES
(Section 2(e) of the Underwriting Agreement):
Final term sheet dated September 21, 2009 related to the Designated Securities (substantially consistent with the form of term sheet annexed to this Pricing Agreement).

S-II-3

INFORMATION FURNISHED TO OPERATING
PARTNERSHIP IN WRITING BY THE
UNDERWRITERS THROUGH THE
REPRESENTATIVES EXPRESSLY FOR
INCLUSION IN PROSPECTUS, TIME OF
SALE INFORMATION OR OTHER DOCUMENTS
(Sections 2 and 9 of the
Underwriting Agreement):
As set forth in a letter delivered by the Representatives at the Time of Delivery

S-II-4

SCHEDULE III
CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR
(Section 2(g) of Underwriting Agreement)
None

S-III-5

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SCHEDULE IV
SPECIFIED JOINT VENTURE SUBSIDIARIES
(Section 2(ff) of Underwriting Agreement)
Two Tower Bridge Associates
Four Tower Bridge Associates
Five Tower Bridge Associates
Six Tower Bridge Associates
Seven Tower Bridge Associates
Eight Tower Bridge Associates
1000 Chesterbrook Boulevard
PJP Building Two, LC
PJP Building Three, LC
PJP Building Five, LC
PJP Building Six, LC
PJP Building Seven, LC
Macquarie BDN Christina LLC
Broadmoor Austin Associates
Residence Inn Tower Bridge
G&I Interchange Office LLC (DRA)
Invesco, L.P.
Coppell Associates

PRICING TERM SHEET
BRANDYWINE OPERATING PARTNERSHIP, L.P.
$250,000,000 7.500% GUARANTEED NOTES DUE 2015

Issuer:	Brandywine Operating Partnership, L.P.
Guarantor:	Brandywine Realty Trust
Size:	$250,000,000
Maturity:	May 15, 2015
Coupon (Interest Rate):	7.500%
Yield to Maturity:	7.625%
Spread to Benchmark Treasury:	5.162%
Benchmark Treasury:	2.375% due August 31, 2014
Benchmark Treasury Price and Yield:	99-19 / 2.463%
Interest Payment Dates:	May 15 and November 15, commencing on May 15, 2010
Redemption Provisions:
Make-whole call	At any time based upon Treasury plus 75 basis points
Price to Public:	99.412% of principal amount
Type of Offering:	SEC registered
Trade Date:	September 21, 2009
Settlement Date:	T+4; September 25, 2009
CUSIP:	105340AK9
ISIN:	US105340AK93
Underwriters:
Bookrunners:	Banc of America Securities LLC J.P. Morgan Securities Inc. Wells Fargo Securities, LLC RBS Securities Inc.
Senior Co-managers:	BNY Mellon Capital Markets, LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Morgan Keegan & Company, Inc PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.
Co-managers	Comerica Securities, Inc. Commerzbank Capital Markets Corp. RBC Capital Markets Corporation SunTrust Robinson Humphrey, Inc.
Listing:	None
Ratings:	Moody’s Investor Services: Baa3 Standard & Poor’s Rating Services: BBB- Fitch Ratings: BB+

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Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Brandywine Realty Trust Investor Relations collect at 610-325-5600 (or emailing howard.sipzner@bdnreit.com), Banc of America Securities LLC toll free at 1-800-294-1322, J.P. Morgan Securities Inc. collect at 212-834-4533, or Wells Fargo Securities, LLC toll free at 1-800-326-5897.